Exhibit 10.1

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the company, if publicly disclosed.  [***] indicates material that was omitted.

SECOND AMENDMENT TO AMMONIA PURCHASE AND SALE AGREEMENT

Between KOCH FERTILIZER, LLC  and EL DORADO CHEMICAL COMPANY

THIS SECOND AMENDMENT TO AMMONIA PURCHASE AND SALE AGREEMENT (“Second Amendment”) between KOCH FERTILIZER, LLC (“Buyer”) and EL DORADO CHEMICAL COMPANY (“Seller”), is entered into this 30th day of September, 2019 (“Effective Date”).

WHEREAS, Buyer and Seller are parties to that certain Ammonia Purchase and Sale Agreement dated November 2, 2015 (as amended by that certain First Amendment to Ammonia Purchase and Sales Agreement with an effective date of September 30 ,2018, the “Agreement”) with the first Contract Year commencing on July 1, 2016, pursuant to which Seller supplies Ammonia to Buyer;

WHEREAS, Buyer and Seller mutually desire to amend the Agreement as hereinafter provided.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Parties agree as follows:

1.	Defined Terms: Any capitalized term not defined herein shall have the meaning given to such term in the Agreement.

2.	Term. Section 7 entitled “Term” shall be deleted in its entirety and replaced with the following:

“The initial term of the Agreement shall commence on the Effective Date and shall terminate after six (6) Contract Years on June 30, 2022; provided, this Agreement shall automatically continue for one or more additional terms of one (1) Contract year each unless terminated by either party by delivering written notice of termination at least nine (9) months prior to the end of the initial or any additional term, as applicable (collectively, the Term”).”

3.	Quantity. The first paragraph of Section 9 entitled “Quantity” shall be deleted in its entirety and replaced with the following:

“Commencing on the Completion Date through June 30, 2019, Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer up to a maximum of [***] of Ammonia per month (through September 30, 2019, the “Expected Quantity”).  Commencing on July 1, 2019 and through September 30, 2019, Buyer agrees to purchase from Seller and Seller agrees to sell to Buyer, no less than [***] and up

31412770.2

to a maximum of [***] of Ammonia per month. Commencing on October 1, 2019 and through the remaining Term, Buyer agrees to purchase from Seller and Seller agrees to sell to Buyer, no less than [***] and up to a maximum of [***] of Ammonia per month (from and after October 1, 2019, the “Expected Quantity”), except as may be otherwise agreed between the Parties.  Buyer shall not be required to purchase more than [***] of Ammonia in any month, except as may be agreed under the following paragraph of this Section 9.”

4.	Section 19, Exclusivity and Other Rights. – Section 19 entitled “Exclusivity and Other Rights” shall be deleted in its entirety and replaced with the following:

“Buyer shall have the exclusive right to purchase all Ammonia in excess of Seller’s or Seller’s Affiliate’s requirements for its Downstream Facilities; provided and except, that Seller may sell Ammonia (i) to the agricultural market, but only if delivered by truck; (ii) to Albemarle Corporation, (iii) to any other third parties up to a maximum of [***] per Contract Year in the aggregate for all such sales, and (iv) that constitutes the Unpurchased Quantity.  Seller acknowledges and agrees that, in addition to all other remedies available (at law or otherwise) to Buyer, Buyer shall be entitled to equitable relief (including injunction and specific performance) as a remedy for any breach or threatened breach of any provision of this Section 19, and Buyer shall not be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 19, and Seller waives any right it may have to require that Buyer obtain, furnish or post any such bond or similar instrument.”

5.	Appendix III. The definition of “Discount” set forth in Appendix III shall be deleted in its entirety and replaced with the following:

“Discount ” means (a) [***] through June 30, 2019, (b) [***] from July 1, 2019 through June 30, 2020, and (c) [***] from July 1, 2020 through the remaining Contract Years.

6.

Ratification of Agreement.  Except as expressly amended herein, the terms, covenants and conditions of the Agreement shall remain in full force and effect without modification or amendment, and the parties hereto ratify and reaffirm the same in its entirety.

7.

Miscellaneous.  This Second Amendment shall be governed by and construed in accordance with the governing law set forth in the Agreement, without regard to the conflict of laws or principles.  In the event that the terms of the Agreement conflict or are inconsistent with those of this Second Amendment, the terms of the Second Amendment shall govern.  The provisions of this Second Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, successors, and assigns.  This Second Amendment may be executed in counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same agreement.  This signed Second Amendment or counterparts may be transmitted electronically or stored electronically as a photocopy (such as in .pdf format).  The parties agree that electronically transmitted or stored copies will be enforceable as original documents.

31412770.2

IN WITNESS HEREOF, the Parties have caused this Second amendment to be duly executed by their authorized representatives as of the Effective Date.

KOCH FERTILIZER, LLC		EL DORADO CHEMICAL COMPANY

By:	/s/ Dion Mick	By:	/s/ Mark T Behrman
Name:	Dion Mick	Name:	Mark T. Behrman
Title:	VP North American Ammonia & Industrial Products	Title:	Chief Executive Officer
Date:	October 7, 2019	Date:	September 30, 2019

3